BofA Securities 2020 Virtual Global Real Estate Conference  September 15, 2020BofA Securities 2020 Virtual Global Real Estate Conference September 15, 2020

Forward Looking Statements This presentation contains, and our officers and representatives may make, “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward‐looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward‐looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith, and we believethere is a reasonable basis for them. However, there can be no assurance that our expectations, beliefs and projections will occur or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward‐looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward‐looking statements contained in or made in connection with this presentation. Such risks and uncertainties include, but are not limited to, the following: § The general political, economic and competitive conditions in the marketsin which we invest; § The level and volatility of prevailing interest rates and credit spreads; § Adverse changes in the real estate and real estate capital markets; § General volatility of the securities markets in which we participate; § Changes in our business, investment strategies or target assets; § Difficulty in obtaining financing or raising capital; § Reductions in the yield on our investments and increases in the cost of our financing; § Adverse legislative or regulatory developments, including with respect to tax laws; § Acts of God such as hurricanes, floods, earthquakes, wildfires, mudslides, volcanic eruptions, and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments; § The ultimate geographic spread, severity and duration of pandemics such as the recent outbreak of novel coronavirus (“COVID‐19”), actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and our financial condition and results of operations; § Changes in the availability of attractive loan and other investment opportunities, whether they are due to competition, regulation or otherwise; § Deterioration in the performance of properties securing our investments that may cause deterioration in the performance of our investments, adversely impact certain of our financing arrangements and our liquidity, and potentially expose us to principal losses on our investments; § Defaults by borrowers in paying debt service on outstanding indebtedness; § The adequacy of collateral securing our investments and declines in the fair value of our investments; § Adverse developments in the availability of desirable investment opportunities; § Difficulty in successfully managing our growth, including integrating new assets into our existing systems; § The cost of operating our platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company; § The availability of qualified personnel and our relationship with our Manager; § The potential unavailability of the London Interbank Offered Rate (“LIBOR”) after December 31, 2021; § Conflicts with TPG and its affiliates, including our Manager, the personnel of TPG providing services to us, including our officers, and certain funds managed by TPG; § Our qualification as a real estate investment trust for U.S. federal income tax purposes and our ability to maintain our exemption or exclusion from registration under the Investment Company Act of 1940, as amended; and § Authoritative U.S. GAAP or policy changes from such standard‐setting bodies such as the Financial Accounting Standards Board, the Securities and Exchange Commission, the Internal Revenue Service, the New York Stock Exchange and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business. There may be other risks, uncertainties or factors that may cause our actual results to differ materially from the forward‐looking statements contained in or made in connection with this presentation, including risks, uncertainties and factors disclosed under the heading “Risk Factors” contained in Part I, Item 1A in our Annual Report on Form 10‐K for the year ended December 31, 2019 and in Part II, Item 1A in our Quarterly Report on Form 10‐Q for the quarterly period ended June 30, 2020 and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 in our Quarterly Report on Form 10‐Q for the quarterly period ended June 30, 2020, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended. You should evaluate all forward‐looking statements contained in or made in connection with this presentation in the context of these risks, uncertainties and other factors. Although we believe that the expectations reflected in the forward‐looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition,wecannot assure youthatwewillrealizethe results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward‐looking statements contained in or made in connection with this presentation apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this presentation and in the documents we file with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward‐looking statements to reflect subsequent events or circumstances, except as required by law. TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020 2Forward Looking Statements This presentation contains, and our officers and representatives may make, “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward‐looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward‐looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith, and we believethere is a reasonable basis for them. However, there can be no assurance that our expectations, beliefs and projections will occur or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward‐looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward‐looking statements contained in or made in connection with this presentation. Such risks and uncertainties include, but are not limited to, the following: § The general political, economic and competitive conditions in the marketsin which we invest; § The level and volatility of prevailing interest rates and credit spreads; § Adverse changes in the real estate and real estate capital markets; § General volatility of the securities markets in which we participate; § Changes in our business, investment strategies or target assets; § Difficulty in obtaining financing or raising capital; § Reductions in the yield on our investments and increases in the cost of our financing; § Adverse legislative or regulatory developments, including with respect to tax laws; § Acts of God such as hurricanes, floods, earthquakes, wildfires, mudslides, volcanic eruptions, and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments; § The ultimate geographic spread, severity and duration of pandemics such as the recent outbreak of novel coronavirus (“COVID‐19”), actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and our financial condition and results of operations; § Changes in the availability of attractive loan and other investment opportunities, whether they are due to competition, regulation or otherwise; § Deterioration in the performance of properties securing our investments that may cause deterioration in the performance of our investments, adversely impact certain of our financing arrangements and our liquidity, and potentially expose us to principal losses on our investments; § Defaults by borrowers in paying debt service on outstanding indebtedness; § The adequacy of collateral securing our investments and declines in the fair value of our investments; § Adverse developments in the availability of desirable investment opportunities; § Difficulty in successfully managing our growth, including integrating new assets into our existing systems; § The cost of operating our platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company; § The availability of qualified personnel and our relationship with our Manager; § The potential unavailability of the London Interbank Offered Rate (“LIBOR”) after December 31, 2021; § Conflicts with TPG and its affiliates, including our Manager, the personnel of TPG providing services to us, including our officers, and certain funds managed by TPG; § Our qualification as a real estate investment trust for U.S. federal income tax purposes and our ability to maintain our exemption or exclusion from registration under the Investment Company Act of 1940, as amended; and § Authoritative U.S. GAAP or policy changes from such standard‐setting bodies such as the Financial Accounting Standards Board, the Securities and Exchange Commission, the Internal Revenue Service, the New York Stock Exchange and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business. There may be other risks, uncertainties or factors that may cause our actual results to differ materially from the forward‐looking statements contained in or made in connection with this presentation, including risks, uncertainties and factors disclosed under the heading “Risk Factors” contained in Part I, Item 1A in our Annual Report on Form 10‐K for the year ended December 31, 2019 and in Part II, Item 1A in our Quarterly Report on Form 10‐Q for the quarterly period ended June 30, 2020 and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 in our Quarterly Report on Form 10‐Q for the quarterly period ended June 30, 2020, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended. You should evaluate all forward‐looking statements contained in or made in connection with this presentation in the context of these risks, uncertainties and other factors. Although we believe that the expectations reflected in the forward‐looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition,wecannot assure youthatwewillrealizethe results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward‐looking statements contained in or made in connection with this presentation apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this presentation and in the documents we file with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward‐looking statements to reflect subsequent events or circumstances, except as required by law. TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020 2

TPG RE Finance Trust, Inc.

$5.6 billion *Total Outstanding Loan Commitments*	**$5.1 billion** *Unpaid Principal Balance of Loans*	**$12.4 billion** *Loan Commitments Originated or Acquired Since December 2014*	**99.4%** *First Mortgage Loans*
65 Loans	**L+3.4%** *Weighted Average Loan Interest Rate*	**100%** *Floating Rate*	**65.8%** *Weighted Average LTV*

TRTX is a leading commercial mortgage REIT targeting direct origination of floating rate, transitional first mortgages to primarily institutional borrowers

Source: Company financials as of June 30,2020

TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020
3

Platform Highlights

TPG







Scale

- Balance sheet lender with $5.6 billion portfolio of floating rate loans, of which 99.4% are first mortgage loans
- Originated and acquired $12.4 billion of loan commitments since December 2014
- Harnesses TPG's $79 billion AUM platform, informational advantages, and enhanced access to the capital markets

Experience

- Led by proven, cycle-tested, career portfolio lenders

Focus

- $50M+ transitional, floating rate loans with business plans < 24 months
- Assets that have/will have consistent and predictable cash flows

Risk Mitigation

- Loans in major US markets with experienced, well-capitalized sponsors
- Emphasis on strong credit, visible cash flow, and moderate LTV
- Combined exposure to hotels and retail properties is < 14%

Current Portfolio

- $86.7 million average loan size
- 65.8% weighted average LTV
- Weighted average interest rate of L + 3.39%
- Weighted average 1MOLIBOR floors of 1.67%

All data as of June 30, 2020, except AUM as of December 31, 2019.

Target attractive risk-adjusted returns through selective first mortgage loan originations

TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020

4

Career Balance Sheet Lenders Drive Investment Strategy



Greta Guggenheim
Chief Executive Officer
30+ years of experience

Select Experience
Co-Founder and CIO
Ladder Capital



Matt Coleman
President
20+ years of experience

Select Experience
Chief Operating Officer
TPG Real Estate



Peter Smith
Chief Investment Officer
25+ years of experience

Select Experience
Managing Director
Ladder Capital



Bob Foley
Chief Financial Officer
30+ years of experience

Select Experience
Co-Founder, CFO and COO
Gramercy Capital Corp.



Deborah Ginsberg
General Counsel
15+ years of experience

Select Experience
Principal
Blackstone RE Debt Strategies

- Leadership team has invested through multiple business cycles
- Emphasis on credit quality and principal protection over yield
- Constant engagement throughout the investment process
- Deep, extensive relationships with owners, borrowers and brokers
- 22-person investment team supported by infrastructure of TPG

Team combines lending experience <u>and</u> public company C-level experience

TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020
5

2Q 2020 Recap

Financial	▪ GAAP net income[1] and Core Earnings[1] of $0.52 and $0.23 per share, respectively ▪ Net Interest Income of $44.2 million, up 2.1% over the three months ended March 31, 2020 ▪ Current Expected Credit Loss (CECL)[2]: ○ 2Q loan loss benefit of $10.5 million ○ Reserve at June 30, 2020 was $58.7 million, or $0.76 per share, and 104 basis points of total loan commitments ▪ Book value of $16.55 per share at June 30, 2020, up 3.1% over March 31, 2020 ▪ Dividend declared of $0.20 per common share, paid on July 24th ▪ Series B Preferred Dividend of $2.25M paid on June 30th
2Q Activity	▪ Funded $62.5 million in connection with existing loans, and borrowed $23.5 million secured by these fundings ▪ Loan repayments and sales of $119.4 million; no loan originations during the quarter ▪ Investment portfolio was 100% loans as of June 30, 2020 ▪ Issued $225 million of Series B 11% cumulative preferred stock with 12 million detachable warrants to Starwood Capital Group (SCG) ▪ Sold one loan for $0.85 of par, resulting in a realized loss of $13.8 million and reduction of related CECL reserve of $24.8 million ▪ Made voluntary deleveraging payments of $157.7 million to shield us from potential credit-based marks for defined periods ▪ Managed loan portfolio, borrower relationships, and liquidity to mitigate the continuing effects of the COVID-19 pandemic and protect value for TRTX and borrowers
Liquidity & Capitalization	▪ Non-recourse, non-mark-to-market financing for 52.4% of loan financing at June 30, 2020[3] ▪ Cash on hand of $196.2 million, net of $23.2 million required to satisfy our financial covenants ▪ $56.1 million of undrawn borrowing capacity, with ability to issue $100 million of additional preferred equity to SCG ▪ Extended $677.3 million of borrowings with Morgan Stanley, Goldman Sachs, and Bank of America
Loan Portfolio	▪ Total loan commitments: $5.6 billion ▪ Total loan UPB: $5.1 billion ▪ Weighted average interest rate: LIBOR + 3.39% ▪ Weighted average LIBOR floor: 1.67% ▪ Weighted average LTV[1]: 65.8% ▪ Weighted average risk rating[1]: 3.1 ▪ Office and multifamily are our largest sectors, at 49.9% and 22.2%, respectively; 13.7% is comprised of hotel (13.1%) and retail (0.6%)

1. See Appendix for definitions, including definitions of Core Earnings (reconciliation to GAAP net income), LTV, and Loan Risk Rating. GAAP net income defined as GAAP net loss attributable to common stockholders
2. In connection with adoption on January 1, 2020 of Accounting Standards Update 2016-13, Financial Instruments – Credit Losses ("ASU 2016-13", or "CECL")
3. Includes one non-consolidated senior interest of $132.0 million

6

2Q 2020 Loan Portfolio

Loan Portfolio

Loan Investment Portfolio[1] ($ in millions)	As of June 30, 2020	As of March 31, 2020	QoQ Change
Total Loan Commitments	$5,635.3	$5,763.7	(2.2%)
Loan Repayments	$119.4	$300.6	(60.3%)
Unpaid Principal Balance	$5,055.9	$5,112.8	(1.1%)
Weighted Average Loan Risk Rating[2]	3.1	3.2	-
Average Loan Size (by Commitment)	$86.7	$87.3	(0.7%)
Weighted Average Interest Rate	LIBOR + 3.39%	LIBOR + 3.41%	(0.6%)
Weighted Average LIBOR Floor	1.67%	1.66%	0.6%
Weighted Average LTV	65.8%	65.7%	0.2%
MSA Concentrations (Top 25 / Top 10)	84.6% / 60.1%	84.8% / 60.6%	(0.2%) / (0.8%)

Property Type[3]

% of Portfolio, by Commitment



3/31/2020
6/30/2020
48.7%
49.9%
23.6%
22.2%
13.1%
13.1%
10.5%
10.7%
1.6%
1.5%
0.6%
0.6%
1.9%
2.0%
Office
Multifamily
Hotel
Mixed-Use
Condominium
Retail
Other

1. See Appendix for definitions, including definitions of LTV and Loan Risk Rating
2. Risk rating based on amortized cost
3. Property type by commitment

7

2Q 2020 Operating Performance

Financial Performance

Performance Metric	June 30, 2020	March 31, 2020	QoQ Change
GAAP net income (loss) attributable to common stockholders	$40.1 million / $0.52 per share	$(233.1) million / $(3.05) per share	117.2% / 117.0%
Core Earnings[1]	$17.5 million / $0.23 per share	$(168.3) million / $(2.20) per share	110.4% / 110.5%
Cash dividends declared on common shares	$15.4 million / $0.20 per share	$33.2 million / $0.43 per share	(53.6%) / (53.5%)
Book value per common share	$16.55	$16.06	3.1%
Common shares outstanding	76.8 million	76.7 million	0.1%
Weighted average shares outstanding[2]	76.6 million	76.5 million	0.1%

Capitalization

Performance Metric	June 30, 2020	March 31, 2020	QoQ Change
Non-Recourse, Non-MTM Debt as % of Financing Portfolio[3]	52.4%	49.9%	5.0%
Available Liquidity[4]	$333.6 million	$167.8 million	98.8%
Cash and Cash Equivalents	$196.2 million	$103.6 million	89.4%
CLO Reinvestment Cash	$81.3 million	$0.2 million	-
Undrawn Capacity	$56.1 million	$64.0 million	(12.3%)
Loan Portfolio Leverage[1]	74.5%	77.1%	(3.4%)
Weighted Average Cost of Funds[5]	LIBOR plus 1.65%	LIBOR plus 1.64%	0.6%

1. See Appendix for definitions, including definitions of Core Earnings (reconciliation to GAAP net loss) and Loan Portfolio Leverage
2. Weighted average shares outstanding include common and Class A common stock
3. Includes one non-consolidated senior interest of $132.0 million
4. Available Liquidity is defined as cash, cash equivalents, and immediately available undrawn capacity on secured financing arrangements. Undrawn capacity requires lender consent to be borrowed. There can be no assurance such consent will be granted
5. Omits the impact of LIBOR floors on approximately 5% of our financing

8

Book Value Walk 2Q 2020


Beg. Book Value
Change in Book Value Per Share
End. Book Value
$16.06
($0.03)
$0.43
($0.23)
$0.02
$16.25
$0.32
($0.01)
$16.56
($0.18)
$0.17
$16.55
$1.08
$1.08
$0.76
$0.76
Recurring Operations
CECL (104 bps at 6/30/2020)[1]
Non-Recurring
Book Value as of 3/31/20
Common Stock Share Vesting
Net Income, Excluding CECL
Dividends on Common & Preferred
Other (AOCI & Equity Compensation)
Book Value 6/30/2020 – Recurring Operations
Reversal of CECL Reserves for Loan Sale
CECL Reserves
Book Value 6/30/2020 – Reflective of CECL Impact
Realized Loss on Sale
Common Stock Warrant Allocation - Preferred Equity Offering
Book Value 6/30/20

1. Equals CECL reserve of $58.7 divided by loan commitments of $5.6B, both as of June 30, 2020
Note: Totals may not sum due to rounding

9

Diversified Loan Portfolio

National, Major Market Footprint[2]



MI 3.7%
PA 8.3%
NY 20.1%
MA 2.5%
NJ 3.3%
MD 1.4%
NC 3.2%
GA 4.8%
FL 7.2%
VA 4.7%
KY
IL 1.6%
MO 2.3%
NV 2.0%
AZ 1.1%
CA 19.5%
TX 11.6%
LA 1.1%
HI 0.8%

Lending Focused in Top 25 Markets[1]



Other 15.4%
Top 11-25 24.5%
Top 10 60.1%

Top 25 Markets Account for 84.6% of Total Loan Commitments

Property Diversity[2]



Mixed-Use 10.7%
Hotel 13.1%
Condominium[3] 1.5%
Retail 0.6%
Multifamily 22.2%
Other[5] 2.0%
Office 49.9%

Geographic Diversity[2,4]



Southeast 11.6%
Various 1.6%
Midwest 7.6%
East 43.5%
West 23.4%
Southwest 12.3%

Fixed vs. Floating



Floating 100.0%

Loan Category[2,4]



Construction 0.6%
Moderate Transitional 31.6%
Bridge 33.0%
Light Transitional 34.8%

- Loan Portfolio: $5.6 billion[2]
- Loan Type: First Mortgage 99.4% | Mezzanine Loan 0.6%
- Weighted Average Interest Rate: LIBOR plus 3.4%
- Weighted Average LTV[4]: 65.8%
- Property Diversity: Office is highest concentration: 49.9%

1. Top 25 markets determined by US Census. Portfolio loans with collateral properties that are located in different MSAs are classified in the market designation with over 50% of underlying loan collateral by unpaid principal balance
2. By total loan commitment at June 30, 2020
3. Condominium exposure reflects total loan commitments for the Company's five condominium inventory loans. The Company's net condominium exposure is reduced to 1.0% by the related aggregate net sales value of executed sales contracts through June 30, 2020
4. See Appendix for definitions, including LTV, Loan Category, and Geographic Diversity definitions
5. Includes one land loan (total loan commitment of $112.0 million). This property type is referred to as "Other" in Note 15 to the Consolidated Financial Statements included in the Company's Form 10-Q for the quarter ended June 30, 2020

10

Risk Ratings Update

- Weighted average loan portfolio risk rating of 3.1 as of June 30, 2020

Risk Ratings – QoQ[1,2]

Risk Ratings – 6/30/2020

$ Millions
Total: $5,042.1



Loan Count: 65
$3,398.5
Weighted Average Risk Rating of 3.1
$621.2
$937.0
$0.0
6
41
17
$85.5
1
2
3
4[3]
5

Risk Ratings – 3/31/2020

$ Millions
Total: $5,096.4



Loan Count: 66
$3,534.9
Weighted Average Risk Rating of 3.2
42
$1,032.4
$429.6
$99.5
$0.0
5
18
1
2
3
4[3]
5

Risk Ratings Migration



3.1
3.2
2.9
2.9

	June 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Beg. of Period	3.2	2.9	2.9	2.8
Repayments/ Sales	5.0	2.7	3.0	2.4
Originations	N/A	3.0	3.0	3.0
End of Period	3.1	3.2	2.9	2.9

CECL Reserve

bps of Total Loan Commitment



144.0
104.0
34.0
83.0
$58.7
$19.6
1/1/2020
3/31/2020
6/30/2020

1. See Appendix for a description of the Company's Loan Risk Rating scale and definition of Loan Category
2. By amortized cost
3. Includes a single sponsor relationship with common control of 4 loans totaling $28.1 million

Note: Totals may not sum due to rounding

11

Financing Overview

Financing Arrangements

- Non-recourse, non-mark-to-market financings represent 52.4% of total loan portfolio financing[1]
- Diverse set of 8 lenders providing committed secured financing arrangements
- Extended $0.7 billion of borrowings with GS, BOA, and MS

Loan Financing[2]



Commitments
Usage
Available
Non-recourse, non-mark-to-market loan financing of 52.4%[1]
$2,043.8M
Asset-specific Financing
$77.0M
$132.0M
Non-consolidated Senior Interest
Collateralized Loan Obligations
$1,834.8
$1,856.2M
Senior Secured Credit Agreement
$137.6M
Secured Revolving Repurchase Agreements
$1,718.7M
$1,294.7M
Secured Credit Agreement[3]
$160.0M
Senior Secured Credit Agreement
$62.4M
Secured Revolving Repurchase Agreements
$1,072.2M

Leverage Ratio / Total TRTX[4]



Debt-to-Equity[5]
CECL Reserve
Total Leverage[5]
2.91x
3.00x
2.84x
2.93x
3.61x
3.72x
0.23x
0.23x
3.38x
3.49x
2.81x
2.91x
0.13x
0.13x
2.69x
2.78x
9/30/2019
12/31/2019
3/31/2020
6/30/2020

1. Includes one non-consolidated senior interest of $132.0 million
2. Total Financing Utilization relates only to the financing of the Company's loan investments
3. Borrowings are 100% recourse to TPG RE Finance Trust Holdco, LLC. Facility expired on July 12, 2020 by its terms
4. Includes borrowings for loan investments
5. Excludes temporary equity; See Appendix for complete definitions, including definitions of Debt-to-Equity and Total Leverage

Note: Totals may not sum due to rounding

12

Secured Financing Arrangements – Loan Investments

		Extended Maturity	Maximum Capacity	Outstanding at 6/30/20	WA Approved Advance Rate	WA As-Is LTV of Collateral	Look-through LTV[1]	WA Cost of Funds
Credit Facilities	Secured Repurchase Agreements	10/17/2022	$2,790.9	$1,718.7	69.2%	66.1%	45.2%	1.74%
	Senior Secured Facility	9/29/2022	$200.0	$137.6	75.0%	73.6%	55.2%	1.75%
	Secured Credit Agreement[2]	7/12/2020	$160.0	$0.0	n/a	n/a	n/a	n/a
Subtotal			**$3,150.9**	**$1,856.2**	**69.5%**	**66.6%**	**45.8%**	**1.74%**
Term Funding	FL-2	6/14/2023[3]	$795.1	$795.1	79.5%	64.3%	51.1%	1.45%
	FL-3	1/7/2024[3]	$1,039.6	$1,039.6	84.5%	68.5%	57.9%	1.44%
	Asset Specific	10/9/2021	$77.0	$77.0	68.8%	42.6%	29.3%	4.15%
Subtotal			**$1,911.8**	**$1,911.8**	**81.8%**	**65.5%**	**53.7%**	**1.55%**
Grand Total			**$5,062.7**	**$3,768.0**	**73.6%**	**65.9%**	**49.4%**	**1.65%**

1. Based on As-Is LTV. See Appendix for definition
2. Facility expired on July 12, 2020 by its terms
3. Weighted average maturity of underlying collateral assuming full extension

13

Interest Rate Sensitivity

- 100% of the portfolio is indexed to one-month USD LIBOR
- Portfolio benefits from decreasing rates given in-place LIBOR floors on loans[1]
  - 95% of the loan portfolio is subject to a LIBOR floor of at least 0.95%
- Approximately 5% of total outstanding financing is subject to a LIBOR floor greater than 0.0%

Net Interest Income Per Share Sensitivity to LIBOR Movements[2]



($ Impact Per Share / Q)
$0.18
$0.16
$0.14
$0.12
$0.10
$0.08
$0.06
$0.04
$0.02
$-
LIBOR at 12/31/2019
LIBOR at 3/31/2020
LIBOR at 6/30/2020
$-
$0.01
$0.03
$0.06
$0.08
$0.11
$0.15
1.76%
1.50%
1.25%
0.99%
0.75%
0.50%
0.16%
LIBOR

1. See Part I, Item 3 of the Company's Form 10-Q for additional details related to the Company's interest rate risk for the period ended June 30, 2020
2. Based on portfolio composition as of 6/30/2020

14

Platform Highlights







Scale	▪ Balance sheet lender with $5.6 billion portfolio of floating rate loans, of which 99.4% are first mortgage loans ▪ Harnesses TPG's $79 billion platform, informational advantages, and enhanced access to the capital markets
Experience	▪ Led by proven, cycle-tested, career portfolio lenders
Focus	▪ $50M+ transitional, floating rate loans with business plans < 24 months
Risk Mitigation	▪ Loans in major US markets with experienced, well-capitalized sponsors ▪ Emphasis on strong credit, visible cash flow, and moderate LTV

All data as of March 31, 2020, except AUM as of December 31, 2019.

Targeting attractive risk-adjusted returns through selective first mortgage loan originations

TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020 15

AppendixAppendix

Portfolio Construction

($ in millions)

Average Loan Size[1]



120.0
100.0
80.0
60.0
40.0
20.0
0.0
FYE 2014
FYE 2015
FYE 2016
FYE 2017
FYE 2018
FYE 2019
1Q 2020
2Q 2020
Loan Portfolio
Yearly Loan Originations

Portfolio-Wide LTV



70.0%
60.0%
50.0%
FYE 2014
FYE 2015
FYE 2016
FYE 2017
FYE 2018
FYE 2019
1Q 2020
2Q 2020
LTV

Loan Category[2]



60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
FYE 2014
FYE 2015
FYE 2016
FYE 2017
FYE 2018
FYE 2019
1Q 2020
2Q 2020
Bridge
Light Transitional
Moderate Transitional
Construction

Geographic Region



70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
FYE 2014
FYE 2015
FYE 2016
FYE 2017
FYE 2018
FYE 2019
1Q2020
2Q 2020
East
West
Midwest
South
Various

Property Type[3]



60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
FYE 2014
FYE 2015
FYE 2016
FYE 2017
FYE 2018
FYE 2019
1Q 2020
2Q 2020
Condominium
Hotel
Mixed-Use
Office
Multifamily
Retail

1. Loan origination amounts include loans acquired.
2. See below for definitions, including loan category definitions.
3. For clarity of presentation, excludes industrial and land, which combined is 2.0% of the portfolio

Note: Amounts shown based on loan commitment per the Company's records and related SEC filings, as applicable. During the year ended December 31, 2017, the Company refined its property type classification related to assets within its Mixed Use, Office, Retail, and Other categories. No other categories were impacted as a result of this refinement during the year ended December 31, 2017. All prior periods are presented consistent with these revisions.

TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020 17

Investment Approach and Process

Investment Principles

- Focus on credit quality and capital preservation
- Target primary and select secondary markets with positive economic dynamics
- Institutional quality properties owned by well-capitalized, experienced borrowers
- Downside protection through significant borrower equity and discount to replacement cost
- Short transitional business plans (<24 months)
- Loan structure and terms consistent with borrower business plan

Rigorous Underwriting and Due Diligence



Deal Screening and Early Warning Memo
Underwriting and Due Diligence
IRC Review and Approval
Portfolio Risk Management
Investment Review Committee

TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020 18

Credit and Risk Management

Credit Process

- Senior management has an average of 25 years of credit and underwriting experience
- Bottom-up, equity-oriented approach to underwriting and due diligence focused on "all-weather" collateral valuation, and multiple exit strategies
- Highly structured, carefully tailored loan documents with performance hurdles and project milestones for downside protection
- Site visits and active diligence on loan collateral, plus competitive properties in local market
- Augment in-house underwriting and diligence with experienced third party consultants, engineers, and legal counsel
- Rigorous, multi-stage IRC process including representatives from TRTX, TPG RE and TPG
- Numerous checks and balances

Risk & Asset Management

- Dedicated servicing and asset management team
- Maintain updated tracking and evaluation system for vigilance in overall portfolio review
- Direct and frequent dialogue with borrowers
- Rigorous oversight of portfolio with emphasis on financial, legal, and qualitative analysis
- Internal monitoring system with quarterly risk ratings and frequent portfolio roll-ups
- Intensive focus on the borrower to ensure TRTX is the first and last call
- Evaluate early warning signals to anticipate potential performance issues
- Implement credit-based loan modifications due to COVID-19-induced pressures on collateral operating performance and loan structures

Investment performance enhanced by rigorous credit process and integrated portfolio management

TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020 19

Strategic Capital Raise

Key Terms[1]

Investor	P.E. Holder, LLC, an affiliate of Starwood Capital Group Global II, L.P.
Security	Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock", or "Preferred Stock"); par value per share of $0.001; liquidation preference per share of $25.00
Dividend	11.0% payable quarter (actual/365) on March 31, June 30, September 30 and December 31. Up to 2% may be accrued and paid in additional preferred shares

Commitment Amount

	Series B Preferred Stock	%	Warrants	%
Initial Issuance	$225.0	*70%*	12.0	*80%*
Second Issuance	$50.0	*15%*	1.5	*10%*
Third Issuance	$50.0	*15%*	1.5	*10%*
Total	**$325.0**	***100%***	**15.0**	***100%***

Issuance Period[2]	Through December 31, 2020
Call Provision	As follows: – Prior to the second anniversary, 105% of the Preferred Stock and accrued dividends, if any, plus a make-whole; – During year 3, at 105% of the Preferred Stock and accrued dividends, if any – During year 4, at 102.5% of the Preferred Stock and accrued dividends, if any – Thereafter, at par and accrued dividends, if any
Put Provision	After the fourth anniversary, and upon certain change of control events
Warrants	Up to 15 million detachable warrants, each convertible into one common share of TRTX, issued in accordance with table in "Commitment Amount" above.
Warrant Strike Price	$7.50, subject to certain anti-dilution adjustments
Warrant Term	5 years
Board Rights	Board Seat: 1 of 7 board seats until such time as Investor holds warrants, or common shares in TRTX obtained via warrant conversion, representing less than 25% of the original amount of warrants. Todd Schuster was nominated by Starwood Capital Group and appointed to the TRTX board in early July 2020. A second board appointment is triggered by Failure Events, including failure to pay dividend currently for two consecutive quarters, or failure to redeem the Series B Preferred Stock upon exercise of put option.

Rationale and Benefits to TRTX

- Materially increased capital base and liquidity
- Recruited as strategic investor Starwood Capital Group ("SCG"), a leading global investor in CRE with substantial experience in CRE credit
- Enabled voluntary deleveraging payments made on May 29 to 7 of TRTX's secured credit facility lenders in exchange for margin call holidays
- Option through December 2020 to issue up to an additional $100 million for general corporate purposes

Disclosure and Economics

- Series B Preferred Stock:
  - Presented as temporary equity on face of balance sheet between liabilities and stockholders' equity
  - Treated the same as common equity for purposes of calculating financial covenants of TRTX and TRTX Holdco
  - Earns an 11% dividend that qualifies for the Dividends Paid Deduction
  - Reduces earnings available for distribution to common shareholders by $24.75 million annually, until redeemed ($35.75 million if a total of $325 million of Series B Preferred Stock is issued)

1. Additional information is accessible in TRTX's Form 8-K filed on May 29, 2020, and our latest Form 10-Q filed on July 29, 2020.
2. The issuance, sale and delivery of the securities described in the rows entitled "Second Issuance" and "Third Issuance" are subject to options held by TRTX. These options expire on December 31, 2020.

TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020 20

Per Share Calculations

Earnings and Dividends per Common Share

	Three Months Ended (unaudited)			
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Net Income (Loss) Attributable to Common Stockholders[1]	$40,105	$(233,061)	$32,618	$32,909
Weighted-Average Number of Common Shares Outstanding, Basic and Diluted[2]	76,644,038	76,465,322	74,504,278	74,126,890
Per Common Share Amount, Basic and Diluted	$0.52	($3.05)	$0.44	$0.44
Dividends Declared per Common Share	**$0.20**	**$0.43**	**$0.43**	**$0.43**

Per Share Calculations / Core Earnings Reconciliation

	Three Months Ended (unaudited)			
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Net Income (Loss) Attributable to Common Stockholders[1]	$40,105	$(233,061)	$32,618	$32,909
Non-Cash Compensation Expense	1,686	1,401	590	452
Depreciation and Amortization Expense	—	—	—	—
Unrealized Gains (Losses)	—	—	—	—
Reserve for Estimated Credit Losses	(24,318)	63,348	—	—
Core Earnings	17,473	(168,312)	33,208	$33,361
Weighted-Average Number of Common Shares Outstanding, Basic and Diluted[2]	76,644,038	76,465,322	74,504,278	74,126,890
Core Earnings (Loss) per Common Share, Basic and Diluted	**$0.23**	**$(2.20)**	**$0.45**	**$0.45**

Book Value Per Common Share

	For the Period Ended (unaudited)			
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Total Stockholders' Equity and Temporary Equity	$1,468,053	$1,231,413	$1,503,954	$1,466,295
Series B Preferred Stock	196,832	-	-	-
Series A Preferred Stock	125	125	125	125
Stockholders' Equity, Net of Preferred Stock	$1,271,096	$1,231,288	$1,503,829	$1,466,170
Number of Common Shares Outstanding at Period End[2]	76,792,432	76,650,996	76,022,778	74,125,051
Book Value per Common Share	**$16.55**	**$16.06**	**$19.78**	**$19.78**

1. Represents GAAP net loss attributable to the common and Class A common stockholders
2. Includes common stock and Class A common stock. Please see Note 2 to the Consolidated Financial Statements included in the Company's Form 10-Q for the quarter ended June 30, 2020 for a description of the conversion of all Class A shares to common shares in January 2020

Note: Amounts shown in thousands, except share and per share data. Totals may not sum due to rounding

TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020

21

TRTX Loan Portfolio

$ Millions

Loan Name	TRTX Loan Commitment[1]	TRTX Loan Balance[2]	Interest Rate	Extended Maturity	Location	Property Type	Commitment Per Sq. ft. / Unit	LTV[3]
Loan 1	$350.8	$322.9	L+ 2.9%	4.2 years	New York, NY	Office	$692 Sq. ft.	72.8%
Loan 2	$223.0	$169.6	L+ 3.4%	4.1 years	Atlanta, GA	Office	$214 Sq. ft.	61.4%
Loan 3	$210.0	$175.9	L+ 3.6%	3.5 years	Detroit, MI	Office	$217 Sq. ft.	59.8%
Loan 4	$206.5	$201.0	L+ 2.9%	3.5 years	Various, FL	Multifamily	$181,299 / Unit	76.6%
Loan 5	$200.7	$193.2	L+ 2.8%	5.7 years	East Patchogue, NY	Multifamily	$217,003 / Unit	78.0%
Loan 6	$200.0	$179.2	L+ 2.9%	4.2 years	New York, NY	Office	$904 Sq. ft.	65.2%
Loan 7	$190.1	$173.5	L+ 3.0%	4.5 years	San Diego, CA	Office	$248 Sq. ft.	51.9%
Loan 8	$190.0	$183.4	L+ 2.7%	3.0 years	Philadelphia, PA	Office	$177 Sq. ft.	73.6%
Loan 9	$165.0	$165.0	L+ 3.8%	2.4 years	Charlotte, NC	Hotel	$235,714 / Unit	65.5%
Loan 10	$173.3	$166.1	L+ 4.3%	2.3 years	Philadelphia, PA	Office	$213 Sq. ft.	72.2%
Loans 11 – 65	**$3,525.9**	**$3,126.1**	**L + 3.5%[4]**	**3.4 years**				**64.2%**
Total Loan Portfolio	**$5,635.3**	**$5,055.9**	**L + 3.4%[4]**	**4.0 years**				**65.8%**

1. Represents TRTX's potential maximum loan commitment/balance
2. Represents TRTX's current loan balance and excludes third party pari passu and junior positions in the same capital structure, if any
3. See Appendix for definitions, including definition of LTV
4. Represents the weighted average interest rate as of June 30, 2020 which are all floating rate loans. Interest rate includes LIBOR plus the loan credit spread at June 30, 2020

Note: As of June 30, 2020. Not all TRTX investments have or will have similar experiences or results, and there should be no assumption that the investments listed above will continue to perform

TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020

22

Consolidated Balance Sheets

All amounts in thousands except share and per share amounts

ASSETS	June 30, 2020 (unaudited)	December 31, 2019
Cash and Cash Equivalents	$196,237	$79,182
Restricted Cash	180	484
Accounts Receivable	36	2,344
Accounts Receivable from Servicer/Trustee	80,219	13,741
Accrued Interest and Fees Receivable	29,962	28,107
Loans Held for Investment	5,042,125	4,980,389
Allowance for Credit Losses	(53,557)	—
Loans Held for Investment, net (includes $2,738,774 and $2,585,030 pledged as collateral under secured revolving repurchase and secured credit agreements)	4,988,568	4,980,389
Investment in Available-for-Sale CRE Debt Securities (includes $0 and $786,408 pledged as collateral under secured revolving repurchase agreements)	—	787,552
Other Assets, Net	1,102	1,071
Total Assets	**$5,296,304**	**$5,892,870**
LIABILITIES AND STOCKHOLDERS' EQUITY		
Liabilities		
Accrued Interest Payable	$3,453	$6,665
Accrued Expenses and Other Liabilities	18,679	8,176
Secured Revolving Repurchase, Senior Secured, and Secured Credit Agreements (net of deferred financing costs of $10,313 and $11,632, respectively)	1,845,926	2,448,422
Collateralized Loan Obligations (net of deferred financing costs of $11,305 and $13,632, respectively)	1,823,456	1,806,428
Asset-Specific Financings (net of deferred financing costs of $106 and $294)	76,894	76,706
Payable to Affiliates	11,025	9,520
Deferred Revenue	149	164
Dividends Payable	48,669	32,835
Total Liabilities	**$3,828,251**	**$4,388,916**
Commitments and Contingencies		
Temporary Equity:		
Series B Cumulative Redeemable Preferred Stock ($0.001 par value per share; 13,000,000 and 0 shares authorized, respectively; 9,000,000 and 0 shares issued and outstanding, respectively), net	196,832	
Permanent Equity:		
Series A Preferred Stock ($0.001 par value per share; 100,000,000 shares authorized; 125 and 125 shares issued and outstanding, respectively)	—	—
Common Stock ($0.001 par value per share; 302,500,000 and 300,000,000 shares authorized, respectively; 76,792,432 and 74,886,113 shares issued and outstanding, respectively)	77	75
Class A Common Stock ($0.001 par value per share; 0 and 2,500,000 shares authorized, respectively; 0 and 1,136,665 shares issued and outstanding, respectively)	—	1
Additional Paid-in-Capital	1,559,684	1,530,935
(Accumulated Deficit)	(288,540)	(28,108)
Accumulated Other Comprehensive Income (Loss)	—	1,051
Total Stockholders' Equity	**1,271,221**	**1,503,954**
Total Permanent Equity	**1,271,221**	**1,503,954**
Total Liabilities and Stockholders' Equity	**$5,296,304**	**$5,892,870**

TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020

23

Consolidated Statements of Income and Comprehensive Income

All amounts in thousands except share and per share amounts (three months ended June 30 is unaudited)

	Three Months Ended June 30,	
INTEREST INCOME	**2020**	**2019**
Interest Income	$70,051	$88,254
Interest Expense	(25,865)	(46,426)
Net Interest Income	**44,186**	**41,828**
OTHER REVENUE		
Other Income, net	119	412
Total Other Revenue	**119**	**412**
OTHER EXPENSES		
Professional Fees	4,036	593
General and Administrative	860	1,041
Stock Compensation Expense	1,686	663
Servicing and Asset Management Fees	261	431
Management Fee	5,115	5,323
Incentive Management Fee	—	2,048
Total Other Expenses	**11,958**	**10,069**
Securities Impairments	96	—
Credit Loss Expense	10,546	—
Income (Loss) Before Income Taxes	**42,989**	**32,171**
Income Tax Expense, net	(61)	(202)
Net Income (Loss)	**$42,928**	**$31,969**
Series A Preferred Stock Dividends	(5)	(4)
Series B Cumulative Redeemable Preferred Stock Dividends	(2,250)	—
Net Income (Loss) Attributable to TPG RE Finance Trust, Inc.	**$40,673**	**$31,965**
Basic Earnings (Loss) per Common Share	$0.52	$0.43
Diluted Earnings (Loss) per Common Share	$0.52	$0.43
Weighted Average Number of Common Shares Outstanding		
Basic:	76,644,038	73,963,337
Diluted:	76,644,038	73,963,337
Dividends Declared per Common Share	$0.20	$0.20
OTHER COMPREHENSIVE INCOME		
Net Income (Loss)	**$42,928**	**$31,969**
Unrealized (Loss) Gain on Available-for-Sale Securities (CRE Debt Securities)	(77)	3,112
Comprehensive Net Income (Loss)	**$42,851**	**$35,081**

TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020

24

Consolidated Statements of Cash Flows

All amounts in thousands

	Six Months Ended (Unaudited)	
Cash Flows from Operating Activities:	**June 30, 2020**	**June 30, 2019**
Net Income (Loss)	$(189,862)	$60,381
Adjustment to Reconcile Net Income to Net Cash Provided by Operating Activities:		
Amortization and Accretion of Premiums, Discounts and Loan Origination Fees, net	(5,627)	(7,898)
Amortization of Deferred Financing Costs	6,539	9,393
Increase in Capitalized Accrued Interest	(550)	-
Stock Compensation Expense	3,087	1,514
Loss on Sales of Loans Held for Investment and CRE Debt Securities, net	217,170	-
Allowance for Credit Loss Expense	39,029	-
Cash Flows Due to Changes in Operating Assets and Liabilities:		
Accounts Receivable	2,308	(4)
Accrued Interest Receivable	(1,078)	(12,224)
Accrued Expenses and Other Liabilities	1,414	(3,525)
Accrued Interest Payable	(3,212)	3,458
Payable to Affiliates	1,505	1,653
Deferred Fee Income	(15)	(72)
Other Assets	(31)	315
Net Cash Provided by Operating Activities	**$70,677**	**$52,991**
Cash Flows from Investing Activities:		
Origination of Loans Held for Investment	(351,650)	(1,133,817)
Advances on Loans Held for Investment	(123,692)	(117,131)
Principal Repayments of Loans Held for Investment	333,715	608,338
Proceeds from Sales of Loans Held for Investment	5,295	-
Purchase of Available-for-Sale CRE Debt Securities	(168,888)	(632,267)
Sale and Principal Repayments of Available-for-Sale CRE Debt Securities	766,437	6,641
Net Cash (Used in) Investing Activities	**$461,217**	**($1,268,236)**
Cash Flows from Financing Activities:		
Payments on Collateralized Loan Obligations	-	(311,672)
Payments on Secured Financing Agreements – Loan Investments	(606,265)	(807,471)
Proceeds from Secured Financing Agreements – Loan Investments	695,250	1,746,297
Payments on Secured Financing Agreements – CRE Debt Securities	(824,920)	(4,958)
Proceeds from Secured Financing Agreements – CRE Debt Securities	132,122	550,850
Payment of Deferred Financing Costs	(1,769)	(3,817)
Payments to Repurchase Common Stock	-	(42)
Proceeds from Issuance of Common Stock	12,895	136,532
Proceeds from Issuance of Series A Preferred Stock	-	125
Proceeds from Issuance of Series B Cumulative Redeemable Preferred Stock	210,598	-
Proceeds from Issuance of Warrants to Purchase Common Stock	14,402	-
Dividends Paid on Common Stock	(32,551)	(59,649)
Dividends Paid on Class A Common Stock	(284)	(983)
Dividends Paid on Series A Preferred Stock	(6)	(7)
Dividends Paid on Series B Cumulative Redeemable Preferred Stock	(2,250)	-
Payment of Equity Issuance and Equity Distribution Agreement Transaction Costs	(12,365)	(188)
Net Cash Provided by Financing Activities	**($415,143)**	**$1,245,017**
Net Change in Cash, Cash Equivalents, and Restricted Cash	116,751	29,772
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	79,666	40,720
Cash, Cash Equivalents, and Restricted Cash at End of Period	$196,417	$70,492
Supplemental Disclosure of Cash Flow Information:		
Interest Paid	$60,995	$72,942
Taxes Paid	5	368
Supplemental Disclosure of Non-Cash Investing and Financing Activities:		
Principal Repayments of Loans Held for Investment Held by Servicer/Trustee, net	$80,205	$208,697
Sales and Principal Repayments of Available-for-Sale CRE Debt Securities Held by Servicer/Trustee, net	-	960
Proceeds from Secured Financing Agreements Held by Trustee	-	103
Dividends Declared, not paid	48,669	31,985
Change in Accrued Deferred Financing Costs	937	1,148
Unrealized Gain (Loss) on Available-for-Sale CRE Debt Securities	(1,051)	3,218
Accrued Equity Issuance and Transaction Costs	3,035	309

TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020

Definitions § TRTX defines Asset‐Level Estimated Return on Equity (ALEROE) as a non‐discounted estimate of a loan investment’s average annual return on equity during its initial term to maturity. ALEROE is determined for each loan, on a stand‐ alone basis, using the loan’s stated credit spread, spot LIBOR rate, origination and exit fees (if any) amortized on a straight line basis, the maximum advance rate approved by our lender against the loan investment, the all‐in cost of Asset‐Level  funding (including commitment fees and amortized deferred financing costs), and estimates of MG&A, asset Estimated Return  management and loan servicing costs, base management fee, and incentive fee, if any. TRTX’s calculation of ALEROE for on Equity a particular loan investment assumes deferred fundings related to such investment, if any, in accordance with TRTX’s underwriting of the borrower’s business plan, and that the all‐in cost of funding for the investment is constant from origination through the initial maturity date. There can be no assurance that the actual asset‐level return on equity for a particular loan investment will equal the ALEROE for such investment § TRTX uses Core Earnings to evaluate its performance excluding the effects of certain transactions and GAAP adjustments it believes are not necessarily indicative of its current loan activity and operations. Core Earnings is a non‐ GAAP measure, which TRTX defines as GAAP net income (loss) attributable to its stockholders, including realized gains and losses not otherwise included in GAAP net income (loss), and excluding (i) non‐cash equity compensation expense, (ii) depreciation and amortization, (iii) unrealized gains (losses), including an allowance for credit losses; and (iv) certain non‐cash items. Core Earnings may also be adjusted from time to time to exclude one‐time events pursuant to changes in GAAP and certain other non‐cash charges as determined by TRTX’s Manager, subject to approval by a majority of TRTX’s independent directors. The exclusion of depreciation and amortization from the calculation of Core Earnings only applies to debt investments related to real estate to the extent TRTX forecloses upon the property or properties underlying such debt investments § TRTX believes that Core Earnings provides meaningful information to consider in addition to its net income and cash Core  flow from operating activities determined in accordance with GAAP. Although pursuant to the Management Agreement Earnings TRTX calculates the incentive and base management fees due to its Manager using Core Earnings before incentive fee expense, TRTX reports Core Earnings after incentive fee expense, because TRTX believesthisisamore meaningful presentation of the economic performance of TRTX’s common stock. For additional information on the fees TRTX pays the Manager, see Note 10 to the Consolidated Financial Statements includedinTRTX’s Form10‐Q § Core Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income, or an indication of TRTX’s GAAP cash flows from operations, a measure of TRTX’s liquidity, or an indication of funds available for TRTX’s cash needs. In addition, TRTX’s methodology for calculating Core Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, TRTX’s reported Core Earnings may not be comparable to the Core Earnings reported by other companies TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020 26Definitions § TRTX defines Asset‐Level Estimated Return on Equity (ALEROE) as a non‐discounted estimate of a loan investment’s average annual return on equity during its initial term to maturity. ALEROE is determined for each loan, on a stand‐ alone basis, using the loan’s stated credit spread, spot LIBOR rate, origination and exit fees (if any) amortized on a straight line basis, the maximum advance rate approved by our lender against the loan investment, the all‐in cost of Asset‐Level funding (including commitment fees and amortized deferred financing costs), and estimates of MG&A, asset Estimated Return management and loan servicing costs, base management fee, and incentive fee, if any. TRTX’s calculation of ALEROE for on Equity a particular loan investment assumes deferred fundings related to such investment, if any, in accordance with TRTX’s underwriting of the borrower’s business plan, and that the all‐in cost of funding for the investment is constant from origination through the initial maturity date. There can be no assurance that the actual asset‐level return on equity for a particular loan investment will equal the ALEROE for such investment § TRTX uses Core Earnings to evaluate its performance excluding the effects of certain transactions and GAAP adjustments it believes are not necessarily indicative of its current loan activity and operations. Core Earnings is a non‐ GAAP measure, which TRTX defines as GAAP net income (loss) attributable to its stockholders, including realized gains and losses not otherwise included in GAAP net income (loss), and excluding (i) non‐cash equity compensation expense, (ii) depreciation and amortization, (iii) unrealized gains (losses), including an allowance for credit losses; and (iv) certain non‐cash items. Core Earnings may also be adjusted from time to time to exclude one‐time events pursuant to changes in GAAP and certain other non‐cash charges as determined by TRTX’s Manager, subject to approval by a majority of TRTX’s independent directors. The exclusion of depreciation and amortization from the calculation of Core Earnings only applies to debt investments related to real estate to the extent TRTX forecloses upon the property or properties underlying such debt investments § TRTX believes that Core Earnings provides meaningful information to consider in addition to its net income and cash Core flow from operating activities determined in accordance with GAAP. Although pursuant to the Management Agreement Earnings TRTX calculates the incentive and base management fees due to its Manager using Core Earnings before incentive fee expense, TRTX reports Core Earnings after incentive fee expense, because TRTX believesthisisamore meaningful presentation of the economic performance of TRTX’s common stock. For additional information on the fees TRTX pays the Manager, see Note 10 to the Consolidated Financial Statements includedinTRTX’s Form10‐Q § Core Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income, or an indication of TRTX’s GAAP cash flows from operations, a measure of TRTX’s liquidity, or an indication of funds available for TRTX’s cash needs. In addition, TRTX’s methodology for calculating Core Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, TRTX’s reported Core Earnings may not be comparable to the Core Earnings reported by other companies TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020 26

Definitions (cont.)

Deferred Fundings

- Borrower fundings that are made under existing loan commitments after loan closing date

Geographic Diversity

- TRTX provides herein additional detail by splitting the South region into separate Southeast and Southwest regions using definitions established by The National Council of Real Estate Investment Fiduciaries (NCREIF). A reconciliation to TRTX's Form 10-Q at June 30, 2020 follows (dollars in millions):

Region	Form 10-Q	Reclassification	Supplemental	% Total Commitment
East	$2,450.2	-	$2,450.2	43.5%
South	1,348.0	(1,348.0)	-	-
West	1,320.6	-	1,320.6	23.4%
Midwest	428.4	-	428.4	7.6%
Various	88.1	-	88.1	1.6%
Southeast	-	656.3	656.3	11.6%
Southwest	-	691.7	691.7	12.3%
Total	**$5,635.3**	**$-**	**$5,635.3**	**100.0%**

Note: Totals may not sum due to rounding

Leverage

- Debt-to-Equity - Represents (i) total outstanding borrowings under financing arrangements, net, including collateralized loan obligations, secured revolving repurchase agreements, senior secured and secured credit agreements, and an asset-specific financing agreement, less cash, to (ii) total stockholders' equity, at period end
- Total Leverage - Represents (i) total outstanding borrowings under financing arrangements, net, including collateralized loan obligations, secured revolving repurchase agreements, senior secured and secured credit agreements, and an asset-specific financing agreement, plus non-consolidated senior interests sold or co-originated (if any), less cash, to (ii) total stockholders' equity, at period end

TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020

27

Definitions (cont.) § Bridge/Stabilization Loan ‐ A loan with limited deferred fundings, generally less than 10% of the total loan commitment, which fundings are commonly conditioned on the borrower’s satisfaction of certain collateral performance tests. The related business plan generally involves little or no capital expenditure related to base building work (e.g., building mechanical systems, lobbies, elevators, common areas, or other amenities), with most deferred fundings related to leasing activity. The primary focus is on maintaining or improving current operating cash flow, or addressing minimal lease expirations or existing tenant vacancies. § Light Transitional Loan ‐ A transitional loan with deferred fundings ranging from 10% to 20% of the total loan commitment, which fundings are commonly conditioned on the borrower’s completion of specified improvements to the property or satisfaction of certain collateral performance tests. The related business plan is to lease existing or forecasted tenant vacancy to achieve stabilized occupancy and cash flow. Capital expenditure is primarily to fund Loan  leasing commissions and tenant improvements for new tenant leases, and capital expenditure allocated to base building Category work generally does not exceed 20%. Deferred fundings may also be budgeted to fund operating deficits, or interest expense, during the period prior to stabilized occupancy. § Moderate Transitional Loan ‐ A transitional loan with deferred fundings greater than 20% of the total loan commitment, which fundings are commonly conditioned on the borrower’s completion of specified improvements to the property or satisfaction of certain collateral performance tests. The related business plan generally involves capital expenditure for base building work needed before substantial leasing activity can be achieved, followed by capital expenditure for tenant improvements and leasing commissions to achieve stabilized occupancy and cash flow. Deferred fundings may also be budgeted to fund operating deficits, or interest expense, during the period prior to stabilized occupancy. § Construction Loan ‐ A loan made to a borrower to fund the ground‐up construction of a commercial real estate property § Loan portfolio leverage is the total outstanding borrowings divided by the aggregate unpaid principal balance of the Loan Portfolio  loans pledged at period end Leverage § Except for construction loans, LTV is calculated for loan originations and existing loans as the total outstanding principal balance of the loan or participation interest in a loan (plus any financing that is pari passu with or senior to such loan or participation interest), divided by the as‐is real estate value at the time of origination or acquisition of such loan or Loan‐to‐Value  participation interest. For construction loans only, LTV is calculated as the total commitment amount of the loan divided by the as‐stabilized value of the real estate securing the loan. The as‐is or as‐stabilized (as applicable) value reflects our (LTV) Manager’s estimates, at the time of origination or acquisition of the loan or participation interest in a loan, of the real estate value underlying such loan or participation interests determined in accordance with our Manager’s underwriting standards and consistent with third‐party appraisals obtained by our Manager TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020 28Definitions (cont.) § Bridge/Stabilization Loan ‐ A loan with limited deferred fundings, generally less than 10% of the total loan commitment, which fundings are commonly conditioned on the borrower’s satisfaction of certain collateral performance tests. The related business plan generally involves little or no capital expenditure related to base building work (e.g., building mechanical systems, lobbies, elevators, common areas, or other amenities), with most deferred fundings related to leasing activity. The primary focus is on maintaining or improving current operating cash flow, or addressing minimal lease expirations or existing tenant vacancies. § Light Transitional Loan ‐ A transitional loan with deferred fundings ranging from 10% to 20% of the total loan commitment, which fundings are commonly conditioned on the borrower’s completion of specified improvements to the property or satisfaction of certain collateral performance tests. The related business plan is to lease existing or forecasted tenant vacancy to achieve stabilized occupancy and cash flow. Capital expenditure is primarily to fund Loan leasing commissions and tenant improvements for new tenant leases, and capital expenditure allocated to base building Category work generally does not exceed 20%. Deferred fundings may also be budgeted to fund operating deficits, or interest expense, during the period prior to stabilized occupancy. § Moderate Transitional Loan ‐ A transitional loan with deferred fundings greater than 20% of the total loan commitment, which fundings are commonly conditioned on the borrower’s completion of specified improvements to the property or satisfaction of certain collateral performance tests. The related business plan generally involves capital expenditure for base building work needed before substantial leasing activity can be achieved, followed by capital expenditure for tenant improvements and leasing commissions to achieve stabilized occupancy and cash flow. Deferred fundings may also be budgeted to fund operating deficits, or interest expense, during the period prior to stabilized occupancy. § Construction Loan ‐ A loan made to a borrower to fund the ground‐up construction of a commercial real estate property § Loan portfolio leverage is the total outstanding borrowings divided by the aggregate unpaid principal balance of the Loan Portfolio loans pledged at period end Leverage § Except for construction loans, LTV is calculated for loan originations and existing loans as the total outstanding principal balance of the loan or participation interest in a loan (plus any financing that is pari passu with or senior to such loan or participation interest), divided by the as‐is real estate value at the time of origination or acquisition of such loan or Loan‐to‐Value participation interest. For construction loans only, LTV is calculated as the total commitment amount of the loan divided by the as‐stabilized value of the real estate securing the loan. The as‐is or as‐stabilized (as applicable) value reflects our (LTV) Manager’s estimates, at the time of origination or acquisition of the loan or participation interest in a loan, of the real estate value underlying such loan or participation interests determined in accordance with our Manager’s underwriting standards and consistent with third‐party appraisals obtained by our Manager TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020 28

Definitions (cont.) § Using on a 5‐point scale, TRTX’s loans are rated “1” through “5,” from least risk to greatest risk, respectively, on a quarterly basis. The loan risk ratings are defined as follows: – 1: Outperform—Exceeds performance metrics (for example, technical milestones, occupancy, rents, net operating income) included in original or current credit underwriting and business plan; – 2: Meets or Exceeds Expectations—Collateral performance meets or exceeds substantially all performance metrics included in original or current underwriting / business plan; – 3: Satisfactory—Collateral performance meets or is on track to meet underwriting; business plan is met or can Loan Risk Ratings reasonably be achieved; – 4: Underperformance—Collateral performance falls short of original underwriting, material differences exist from business plan, or both; technical milestones have been missed; defaults may exist, or may soon occur absent material improvement; and – 5: Default/Possibility of Loss—Collateral performance is significantly worse than underwriting; major variance from business plan; loan covenants or technical milestones have been breached; timely exit from loan via sale or refinancing is questionable; risk of principal loss. § TRTX classifies a loan as mixed‐use if the property securing TRTX’s loan: (a) involves more than one use; and (b) no Mixed‐Use  single use represents more than 60% of the collateral property’s total value. In certain instances, TRTX’s classification may be determined by its assessment of which use is the principal driver of the property’s aggregate net operating Loan income § TRTX creates structural leverage through the co‐origination or non‐recourse syndication of a senior loan interest to a Non‐consolidated  third party. In either case, the senior mortgage loan (i.e., the non‐consolidated senior interest) is not included on the Company’s balance sheet. When TRTX creates structural leverage through the co‐origination or non‐recourse Senior Interest syndication of a senior loan interest to a third party, the Company retains on its balance sheet a mezzanine loan TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020 29Definitions (cont.) § Using on a 5‐point scale, TRTX’s loans are rated “1” through “5,” from least risk to greatest risk, respectively, on a quarterly basis. The loan risk ratings are defined as follows: – 1: Outperform—Exceeds performance metrics (for example, technical milestones, occupancy, rents, net operating income) included in original or current credit underwriting and business plan; – 2: Meets or Exceeds Expectations—Collateral performance meets or exceeds substantially all performance metrics included in original or current underwriting / business plan; – 3: Satisfactory—Collateral performance meets or is on track to meet underwriting; business plan is met or can Loan Risk Ratings reasonably be achieved; – 4: Underperformance—Collateral performance falls short of original underwriting, material differences exist from business plan, or both; technical milestones have been missed; defaults may exist, or may soon occur absent material improvement; and – 5: Default/Possibility of Loss—Collateral performance is significantly worse than underwriting; major variance from business plan; loan covenants or technical milestones have been breached; timely exit from loan via sale or refinancing is questionable; risk of principal loss. § TRTX classifies a loan as mixed‐use if the property securing TRTX’s loan: (a) involves more than one use; and (b) no Mixed‐Use single use represents more than 60% of the collateral property’s total value. In certain instances, TRTX’s classification may be determined by its assessment of which use is the principal driver of the property’s aggregate net operating Loan income § TRTX creates structural leverage through the co‐origination or non‐recourse syndication of a senior loan interest to a Non‐consolidated third party. In either case, the senior mortgage loan (i.e., the non‐consolidated senior interest) is not included on the Company’s balance sheet. When TRTX creates structural leverage through the co‐origination or non‐recourse Senior Interest syndication of a senior loan interest to a third party, the Company retains on its balance sheet a mezzanine loan TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020 29

Company Information

TPG RE Finance Trust, Inc. ("TRTX" or the "Company") is a commercial real estate finance company that focuses primarily on originating, acquiring, and managing first mortgage loans and other commercial real estate-related debt instruments secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of TPG. TPG is a global alternative asset firm with a 25-year history and more than $[79] billion of assets under management.

For more information regarding TRTX, visit www.tpgrefinance.com.

Contact Information

Headquarters:
888 Seventh Avenue
35th Floor
New York, NY 10106

New York Stock Exchange:
Symbol: TRTX

TPG RE Finance Trust, Inc.
Bob Foley
Chief Financial Officer
+1 (212) 430-4111
bfoley@tpg.com

Investor Relations:
+1 (212) 405-8500
IR@tpgrefinance.com

Media Contact:
TPG RE Finance Trust, Inc.
Courtney Power
+1 (415) 743-1550
media@tpg.com

Analyst Coverage

Citigroup
Arren Cyganovich
+1 (212) 816-3733

Deutsche Bank
George Bahamondes
+1 (212) 250-1587

JP Morgan
Richard Shane
+1 (415) 315-6701

JMP Securities
Steven DeLaney
+1 (212) 906-3517

Raymond James
Stephen Laws
+1 (901) 579-4868

Wells Fargo
Donald Fandetti
+1 (212) 214-8069

Transfer Agent

American Stock Transfer & Trust Company, LLC
+1 (800) 937-5449
help@astfinancial.com

TRTX Presentation | BOA Securities 2020 Virtual Global RE Conference | September 15, 2020 30